March 4, 1999



BRE/CONNECTICUT L.L.C.
c/o Blackstone Realty Advisors
345 Park Avenue
New York, New York 10154
Attention:  Mr. George A. Carras

Re:  1225 Connecticut Avenue
     Washington D.C.

Ladies and Gentlemen:

     Reference is made to that certain Purchase Agreement (together with any amendments, the "Purchase Agreement") dated as of February 10, 1999, between 1225 Investment Corporation ("Seller") and BRE/Connecticut L.L.C. ("Buyer), respecting the purchase and sale of the above premises. Except as otherwise set forth herein, all capitalized terms used in a defined manner herein shall have the meanings set forth for such terms in the Purchase Agreement.

     In consideration of the premises, the mutual undertakings of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. REPRORATIONS OF ESCALATION RENTS AND "PASS THROUGHS. Nothwithstanding anything to the contrary contained in the Purchase Agreement, the final reproration of escalations rents and "pass throughs" provided for in the last two sentences of Paragraph 6(D)(1)b) shall be completed by Buyer and Seller in good faith no later than December 10, 1999 (utilizing reasonable assumptions, if appropriate).

     2. EXTENSION OF CLOSING DATE. The Closing Date may be extended by Buyer to March 29, 1999 upon the delivery to Seller by Buyer of written notice of such extension not later than March 11, 1999, and the concurrent delivery by Buyer to the Title Company of $1,500,000 as an additional deposit (and thereupon the term "Escrow Deposit" shall be deemed to include such additional amount).

     3. CLOSING DELIVERIES. On the Closing Date, Seller shall deliver to Buyer an assignment of the W.P. Hickman Systems, Inc., warranty for the West and North waterproofing repair (precast joint seals), if the same remains in effect, and the W.
P. Hickman roof assembly guarantee, as well as originals (to the extent in Seller's possession) of such warranty and guarantee and evidence reasonably satisfactory to Buyer that proper notice of the transfer of the Property was delivered by Seller to W.P. Hickman

     4. STORAGE TANK MATTERS. Buyer acknowledges that the condition set forth in paragraph 5F of the Purchase Agreement is hereby deemed satisfied.

     Except as expressly modified in this letter agreement, the Purchase Agreement is unmodified and remains in full force and effect.

     This letter agreement may be executed in any number of identical counterparts. If so executed, then each of such counterparts is deemed to be an original and all such counterparts shall, collectively, constitute on a agreement. The parties hereto agree that facsimile copies of signatures shall be acceptable and shall be deemed original signatures (provided, however, each party will send the other an executed counterpart original if requested).

                         Very truly yours,

                         1225 INVESTMENT CORPORATION,
                         a Delaware corporation

                         By:      Thomas P. Kelly

                         Name:    THOMAS P. KELLY

                         Title:   Vice President


AGREED TO AS OF THIS ____ DAY OF MARCH, 1999

BRE/CONNECTICUT L.L.C.,
a Delaware limited liability company


By:        George A. Carras

Name:      GEORGE A. CARRAS

TITLE: